UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2005
(Date of earliest event reported)

RF Micro Devices, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	0-22511	56-1733461
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road
  Greensboro, North Carolina  27409-9421
  (Address of principal executive offices)
  (Zip Code)

(336) 664-1233

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

            The following description of the Change in Control Agreements (the "Agreements") by and between RF Micro Devices, Inc. (the "Company") and Francesco A. Morese and Gregory J. Thompson (the "Officers"), respectively, is qualified in its entirety by reference to the Agreements, which are attached hereto and incorporated herein by reference.

            On January 27, 2005, the Compensation Committee of the Board of Directors (the "Committee") of the Company authorized the Company to enter into a Change in Control Agreement with each of the Officers, effective as of February 1, 2005.  Each Agreement will continue in effect until the earliest of (a) the end of three years after the effective date of the Agreement if no "change in control" (as defined in each Agreement) has occurred, subject to automatic renewal for additional one-year periods unless the Company gives notice to the Officer that it does not wish to extend the agreement; (b) the termination of the Officer's employment with the Company for any reason prior to the change in control; or (c) the end of a two-year period following a change in control and the fulfillment by the Company and the Officer of all obligations under the Agreement.

Upon a "qualifying termination" (as defined in each Agreement) of the Officer's employment  within the two-year period following a change in control, each Agreement entitles the Officer to certain  payments and benefits, including (i) a severance benefit equal to the sum of (a) one times the highest annual rate of base salary during the 12-month period before termination plus (b) one times the average annual incentive bonus earned under any incentive bonus plan of the Company during the last three fiscal years before termination; (ii) a lump-sum cash amount equal to accrued salary and bonus payments, a pro rata portion of the annual bonus for the year of termination and any accrued vacation pay; (iii) the acceleration of his stock options, stock appreciation rights or similar stock-based awards and the full vesting and removal of all restrictions on any restricted stock, performance stock or similar stock-based awards granted by the Company; (iv) under certain circumstances, "gross-up payments" equal to the amount of excise taxes, income taxes, interest and penalties if payments owed under the Agreement are deemed excess parachute payments for federal income tax purposes; and (v) certain insurance benefits and service credit under all non-qualified retirement plans and excess benefit plans in which the Officer participated at termination.

             Copies of these Agreements are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(c)        Exhibits.

Exhibit No.                                Description of Exhibit
10.1                                          Change in Control Agreement, effective as of February 1, 2005, between RF Micro Devices, Inc. and Francesco A. Morese

10.2                                          Change in Control Agreement, effective as of February 1, 2005, between RF Micro Devices, Inc. and Gregory J. Thompson

 SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF Micro Devices, Inc.

By:/s/ William A. Priddy, Jr.
                                                                                  William A. Priddy, Jr.
                                                                                  Chief Financial Officer and
                                                                                   Vice President, Finance and Administration

Date:    February 2, 2005

EXHIBIT INDEX

Exhibit No.                           Description of Exhibit

    10.1                                 Change in Control Agreement, effective as of February 1, 2005, between RF Micro Devices, Inc. and Francesco A. Morese

    10.2                                  Change in Control Agreement, effective as of February 1, 2005, between RF Micro Devices, Inc. and Gregory J. Thompson